Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8234

Senior Housing Properties Trust Announces Fourth Quarter and Year End 2016 Results

Fourth Quarter Net Income of $0.18 Per Share

Fourth Quarter Normalized FFO of $0.50 Per Share

Newton, MA (February 27, 2017):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter and year ended December 31, 2016.

"In 2016, we employed a disciplined approach to capital allocation throughout the year,” said David Hegarty, President and Chief Operating Officer. "In the fourth quarter we acquired two assisted living communities and one medical office building for a total purchase price of approximately $37 million, bringing our gross acquisition volume for 2016 to approximately $226 million. 2016 acquisitions were done at a weighted average cap rate of 9.3%. Additionally, in the fourth quarter we prepaid approximately $48 million of secured debt with an average annual interest rate of 6.5%."

Results for the Quarter Ended December 31, 2016:

Net income was $42.9 million, or $0.18 per diluted share, for the quarter ended December 31, 2016, compared to $9.5 million, or $0.04 per diluted share, for the quarter ended December 31, 2015, which represents an increase of $0.14 per diluted share. This increase in net income is primarily attributable to a non-cash loss on the distribution of The RMR Group Inc. (Nasdaq: RMR) common stock to SNH’s shareholders of $38.4 million, or $0.16 per diluted share, that SNH recognized in December 2015. This was partially offset by an increase in interest expense of approximately $5.7 million, or $0.02 per diluted share, for the three months ended December 31, 2016 compared to December 31, 2015.

Normalized funds from operations, or Normalized FFO, were $118.6 million, or $0.50 per diluted share, for the quarter ended December 31, 2016, compared to $120.6 million, or $0.51 per diluted share, for the quarter ended December 31, 2015, which represents a decrease of $0.01 per diluted share.  This decrease in Normalized FFO is primarily attributable to increased interest expense of $0.02 per diluted share.

Cash basis net operating income, or Cash Basis NOI, was $167.9 million for the quarter ended December 31, 2016, compared to $161.0 million for the quarter ended December 31, 2015, which represents an increase of 4.3%. The increase in Cash Basis NOI includes $4.6 million from acquisitions and $2.3 million of increases at the same properties owned since October 1, 2015.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2016 and 2015 appear later in this press release. Reconciliations of net operating income, or NOI, and Cash Basis NOI to net income determined in accordance with GAAP for the quarters ended December 31, 2016 and 2015 also appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI by SNH’s operating segments for the quarters ended December 31, 2016 and 2015 appear later in this press release.

Results for the Year Ended December 31, 2016:

Net income was $141.3 million, or $0.60 per diluted share, for the year ended December 31, 2016, compared to $124.0 million, or $0.53 per diluted share, for the year ended December 31, 2015, which represents an increase of $0.07 per diluted share. This increase is primarily attributable to a non-cash loss on the distribution of RMR common stock to SNH’s shareholders of $38.4 million, or $0.16 per diluted share, that SNH recognized in December 2015. The increase to net income was partially offset by an increase in interest expense of approximately $16.7 million, or $0.06 per diluted share, as well as an increase in impairment of assets of $18.5 million, or $0.08 per diluted share. Net income for the year ended December 31, 2016 also included a gain on sale of $4.1 million, or $0.02 per diluted share, related to SNH's sale of a skilled nursing facility in June 2016.

Normalized FFO were $446.4 million, or $1.88 per diluted share, for the year ended December 31, 2016, compared to $429.7 million, or $1.84 per diluted share, for the year ended December 31, 2015, which represents an increase of $0.04 per diluted share.  This increase in Normalized FFO is primarily attributable to acquisitions, partially offset by increased interest expense of $0.06 per diluted share.

Cash Basis NOI was $634.9 million for the year ended December 31, 2016, compared to $598.1 million for the year ended December 31, 2015, which represents an increase of 6.2%. Contributions to the increase in Cash Basis NOI include $29.3 million from acquisitions and $7.5 million of increases at the same properties owned since January 1, 2015.

Reconciliations of net income determined in accordance with GAAP to FFO and Normalized FFO for the years ended December 31, 2016 and 2015 appear later in this press release. Reconciliations of NOI and Cash Basis NOI to net income determined in accordance with GAAP for the years ended December 31, 2016 and 2015 also appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI by SNH’s operating segments for the years ended December 31, 2016 and 2015 appear later in this press release.

Portfolio Operating Results:

For the quarter ended December 31, 2016, same property Cash Basis NOI and same property NOI each increased 1.4% compared to the quarter ended December 31, 2015.

For the quarter ended December 31, 2016, 38.6% of SNH’s NOI came from 119 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 11.4 million leasable square feet.  SNH’s MOB same property Cash Basis NOI increased 2.2% and same property NOI increased 2.7% for the quarter ended December 31, 2016 compared to the quarter ended December 31, 2015. As of December 31, 2016, 96.5% of SNH’s MOB square feet were leased compared to 96.4% as of December 31, 2015. Same property occupancy at SNH’s MOBs remained unchanged at 96.3% as of both December 31, 2016 and December 31, 2015.

For the quarter ended December 31, 2016, 44.7% of SNH’s NOI came from 236 triple net leased senior living communities with 26,220 living units. Same property Cash Basis NOI and same property NOI from triple net leased senior living communities increased 2.3% and 1.8%, respectively, for the quarter ended December 31, 2016 compared to the quarter ended December 31, 2015.  Occupancy at triple net leased senior living communities decreased to 85.1% for the most recently available 12 month period, compared to 85.6% for the comparable period last year(1). Same property occupancy at triple net leased senior living communities decreased to 85.1% for the most recently available 12 month period, compared to 85.6% for the comparable period last year(1).

For the quarter ended December 31, 2016, 14.1% of SNH's NOI came from 68 managed senior living communities with 8,788 living units. As a result of casualty losses and hurricane evacuation costs, same property Cash Basis NOI and same property NOI from managed senior living communities each decreased 3.1% for the quarter ended December 31, 2016 compared to the quarter ended December 31, 2015. Occupancy at managed senior living communities was 86.8% for the quarter ended December 31, 2016, compared to 87.7% for the quarter ended December 31, 2015. Same property occupancy at managed senior living communities owned and managed by the same operator continuously since October 1, 2015 was 87.1% for the quarter ended December 31, 2016, compared to 87.7% for the quarter ended December 31, 2015. Same property average monthly rates increased 1.6% to $4,245 for the quarter ended December 31, 2016 compared to the quarter ended December 31, 2015.

Acquisition Activities:

In October 2016, SNH acquired one MOB for approximately $18.5 million, excluding closing costs. This MOB contains approximately 96,000 square feet, is located in Ohio and has a remaining lease term of approximately 14.1 years.

____________________________________________________________________________________________________________________________________
(1) Occupancy ratios for triple net leased senior living communities are based upon operating results provided by SNH’s tenants, and this information is usually provided to SNH three months after the end of a fiscal quarter. As a result, occupancy ratios presented for triple net leased senior living communities are for the 12 months ended September 30, 2016 and 2015.  SNH has not independently verified tenant operating data.

In December 2016, SNH acquired two senior living communities for approximately $18.6 million, excluding closing costs. These senior living communities contain a combined 126 living units, are located in Illinois and are leased to Five Star Quality Care, Inc.

In January 2017, SNH acquired one MOB for approximately $15.5 million, excluding closing costs. This MOB contains approximately 117,000 square feet, is located in Kansas and has a remaining lease term of approximately 10.6 years.

During the quarter ended December 31, 2016, SNH invested approximately $8.9 million on improvements at its owned senior living communities that will generate additional rent under the terms of its existing senior living communities’ leases. SNH regularly makes additional investments at its owned MOBs and its owned and managed senior living communities that it expects will increase its operating revenue from those properties.

Disposition Activities:

In December 2016, SNH sold one MOB located in Pennsylvania for approximately $2.8 million, excluding closing costs. Also in December 2016, SNH sold a formerly managed memory care building located in Florida for approximately $2.1 million, excluding closing costs.

Financing Activities:

In October 2016, SNH prepaid, at par plus prepayment premiums and accrued interest, mortgage notes encumbering eight properties which had maturity dates in May 2017, an aggregate outstanding principal balance of approximately $42.5 million and a weighted average annual interest rate of 6.54%. In December 2016, SNH prepaid, at par plus accrued interest, a mortgage note encumbering one property which had a maturity date in March 2017, an outstanding principal balance of approximately $5.4 million and an annual interest rate of 5.86%.

Conference Call:

On Monday, February 27, 2017, at 10:00 a.m. Eastern Time, President and Chief Operating Officer, David Hegarty, and Chief Financial Officer and Treasurer, Rick Siedel, will host a conference call to discuss SNH's fourth quarter and full year 2016 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Monday, March 6, 2017. To hear the replay, dial (412) 317-0088. The replay pass code is 10099816.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website following the call for about one week.  The transcription, recording and retransmission in any way of SNH’s fourth quarter conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Fourth Quarter 2016 Supplemental Operating and Financial Data is available for download at SNH’s website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, which owns senior living communities, medical office buildings and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. HEGARTY STATES IN THIS PRESS RELEASE THAT SNH EMPLOYED A DISCIPLINED APPROACH TO CAPITAL ALLOCATION. THIS MAY IMPLY THAT SNH WILL LIMIT ITS FUTURE ACQUISITIONS. IN FACT, SNH INTENDS TO PURSUE FUTURE ACQUISITIONS WHENEVER ATTRACTIVE OPPORTUNITIES BECOME AVAILABLE TO IT. IN THE FUTURE, SNH MAY PURSUE A LARGE NUMBER OF EXPENSIVE ACQUISITIONS EVEN IF DOING SO MAY REQUIRE IT TO RAISE ADDITIONAL CAPITAL. THERE IS NO STATED LIMIT ON THE ACQUISITIONS SNH MAY PURSUE AND ACQUISITIONS CREATE RISKS THAT EXPECTED RESULTS MAY NOT BE ACHIEVED.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Rental income	$175,277	$170,706	$666,200	$630,899
Residents fees and services	99,019	96,813	391,822	367,874
Total revenues	274,296	267,519	1,058,022	998,773

Expenses:
Property operating expenses	101,021	101,266	399,790	377,579
Depreciation and amortization	72,893	71,549	287,831	257,783
General and administrative	11,619	10,266	46,559	42,830
Acquisition and certain other transaction related costs	642	337	2,085	6,853
Impairment of assets	1,744	292	18,674	194
Total expenses	187,919	183,710	754,939	685,239

Operating income	86,377	83,809	303,083	313,534

Dividend income	659	2,773	2,108	2,773
Interest and other income	99	106	430	379
Interest expense	(43,737)	(38,043)	(167,574)	(150,881)
Loss on distribution to common shareholders of RMR common stock	—	(38,437)	—	(38,437)
Loss on early extinguishment of debt	(437)	(425)	(526)	(1,894)
Income from continuing operations before income tax expense and equity in earnings (losses) of an investee	42,961	9,783	137,521	125,474
Income tax expense	(106)	(189)	(424)	(574)
Equity in earnings (losses) of an investee	30	(50)	137	20
Income from continuing operations	42,885	9,544	137,234	124,920
Discontinued operations:
Loss from discontinued operations	—	—	—	(350)
Loss on impairment of assets from discontinued operations	—	—	—	(602)
Income before gain on sale of properties	42,885	9,544	137,234	123,968
Gain on sale of properties	—	—	4,061	—
Net income	$42,885	$9,544	$141,295	$123,968

Weighted average shares outstanding (basic)	237,391	237,313	237,345	232,931
Weighted average shares outstanding (diluted)	237,393	237,320	237,382	232,963

Per common share amounts (basic and diluted):
Income from continuing operations	$0.18	$0.04	$0.60	$0.54
Loss from discontinued operations	—	—	—	(0.01)
Net income per share	$0.18	$0.04	$0.60	$0.53

SENIOR HOUSING PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1)(2):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$42,885	$9,544	$141,295	$123,968
Depreciation and amortization expense	72,893	71,549	287,831	257,783
Gain on sale of properties	—	—	(4,061)	—
Impairment of assets from continuing operations	1,744	292	18,674	194
Impairment of assets from discontinued operations	—	—	—	602
FFO	117,522	81,385	443,739	382,547

Acquisition and certain other transaction related costs	642	337	2,085	6,853
Loss on distribution to common shareholders of RMR common stock (3)	—	38,437	—	38,437
Loss on early extinguishment of debt	437	425	526	1,894
Normalized FFO	$118,601	$120,584	$446,350	$429,731

Weighted average shares outstanding (basic)	237,391	237,313	237,345	232,931
Weighted average shares outstanding (diluted)	237,393	237,320	237,382	232,963

Net income per share (basic and diluted)	$0.18	$0.04	$0.60	$0.53
FFO per share (basic and diluted)	$0.50	$0.34	$1.87	$1.64
Normalized FFO per share (basic and diluted)	$0.50	$0.51	$1.88	$1.84
Distributions declared per share	$0.39	$0.39	$1.56	$1.56

(1)         SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year, and SNH excludes acquisition and certain other transaction related costs such as legal and professional fees associated with SNH's acquisition and disposition activities, gains and losses on early extinguishment of debt, if any, and loss on distribution to common shareholders of RMR common stock. SNH considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income and operating income. SNH believes that FFO and Normalized FFO provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, FFO and Normalized FFO may facilitate a comparison of SNH's operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance, and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or operating income as an indicator of SNH’s operating performance or as a measure of SNH’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in SNH’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)         Effective as of the quarter ended June 30, 2016, SNH changed its calculation of Normalized FFO to no longer include adjustments for estimated percentage rent.  Historically, when calculating Normalized FFO, SNH estimated an amount of percentage rental income for each of the first three quarters of the year and then, in the fourth quarter, excluded the amounts that had been included in the first three quarters.  In calculating net income in accordance with GAAP, SNH recognizes percentage rental income for the full year in the fourth quarter, which is when all contingencies are met and the income is earned.  Normalized FFO for historical periods has been restated to be comparable with the current period calculation.

(3)         Amounts represent a non-cash loss recorded as a result of the closing price of RMR common stock being lower than SNH’s carrying amount per share on the day SNH distributed shares of RMR common stock to SNH’s shareholders.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$175,277	$170,706	$666,200	$630,899
Residents fees and services	99,019	96,813	391,822	367,874
Total revenues	274,296	267,519	1,058,022	998,773
Property operating expenses	(101,021)	(101,266)	(399,790)	(377,579)
Property net operating income (NOI):	173,275	166,253	658,232	621,194
Non-cash straight line rent adjustments	(4,006)	(4,300)	(17,604)	(18,039)
Lease value amortization	(1,147)	(599)	(4,941)	(4,061)
Lease termination fee amortization	—	(127)	—	(639)
Non-cash amortization included in property operating expenses(2)	(199)	(199)	(798)	(402)
Cash Basis NOI	$167,923	$161,028	$634,889	$598,053

Reconciliation of Cash Basis NOI to Net Income:
Cash Basis NOI	$167,923	$161,028	$634,889	$598,053
Non-cash straight line rent adjustments	4,006	4,300	17,604	18,039
Lease value amortization	1,147	599	4,941	4,061
Lease termination fee amortization	—	127	—	639
Non-cash amortization included in property operating expenses(2)	199	199	798	402
Property NOI	173,275	166,253	658,232	621,194
Depreciation and amortization expense	(72,893)	(71,549)	(287,831)	(257,783)
General and administrative expense	(11,619)	(10,266)	(46,559)	(42,830)
Acquisition and certain other transaction related costs	(642)	(337)	(2,085)	(6,853)
Impairment of assets	(1,744)	(292)	(18,674)	(194)
Operating income	86,377	83,809	303,083	313,534

Dividend income	659	2,773	2,108	2,773
Interest and other income	99	106	430	379
Interest expense	(43,737)	(38,043)	(167,574)	(150,881)
Loss on distribution to common shareholders of RMR common stock (3)	—	(38,437)	—	(38,437)
Loss on early extinguishment of debt	(437)	(425)	(526)	(1,894)
Income before income tax expense and equity in earnings (losses) of an investee	42,961	9,783	137,521	125,474
Income tax expense	(106)	(189)	(424)	(574)
Equity in earnings (losses) of an investee	30	(50)	137	20
Income from continuing operations	42,885	9,544	137,234	124,920
Discontinued operations
Loss from discontinued operations	—	—	—	(350)
Loss on impairment of assets from discontinued operations	—	—	—	(602)
Income before gain on sale of properties	42,885	9,544	137,234	123,968
Gain on sale of properties	—	—	4,061	—
Net income	$42,885	$9,544	$141,295	$123,968

(1)        The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because SNH records those amounts as depreciation and amortization.  SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI internally to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income or operating income as an indicator of SNH’s operating performance or as a measure of SNH’s liquidity.  These measures should be considered in conjunction with net income and operating income as presented in SNH’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

(2)        SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(3)        Amounts represent a non-cash loss recorded as a result of the closing price of RMR common stock being lower than SNH’s carrying amount per share on the day SNH distributed shares of RMR common stock.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended December 31, 2016					For the Three Months Ended December 31, 2015
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$77,428	$99,019	$93,270	$4,579	$274,296	$75,215	$96,813	$90,922	$4,569	$267,519
Property operating expenses	—	(74,613)	(26,408)	—	(101,021)	—	(74,064)	(27,202)	—	(101,266)
Property net operating income (NOI)	$77,428	$24,406	$66,862	$4,579	$173,275	$75,215	$22,749	$63,720	$4,569	$166,253
NOI change	2.9%	7.3%	4.9%	0.2%	4.2%

Property NOI	$77,428	$24,406	$66,862	$4,579	$173,275	$75,215	$22,749	$63,720	$4,569	$166,253
Less:
Non-cash straight line rent adjustments	948	—	2,921	137	4,006	1,376	—	2,787	137	4,300
Lease value amortization	—	—	1,092	55	1,147	—	—	545	54	599
Lease termination fee amortization	—	—	—	—	—	—	—	127	—	127
Non-cash amortization included in property operating expenses (3)	—	—	199	—	199	—	—	199	—	199
Cash Basis NOI	$76,480	$24,406	$62,650	$4,387	$167,923	$73,839	$22,749	$60,062	$4,378	$161,028
Cash Basis NOI change	3.6%	7.3%	4.3%	0.2%	4.3%

Reconciliation of NOI to Same Property NOI:
Property NOI	$77,428	$24,406	$66,862	$4,579	$173,275	$75,215	$22,749	$63,720	$4,569	$166,253
Less:
NOI not included in same property	2,091	1,586	2,437	—	6,114	1,229	(798)	988	—	1,419
Same property NOI (4)	$75,337	$22,820	$64,425	$4,579	$167,161	$73,986	$23,547	$62,732	$4,569	$164,834
Same property NOI change	1.8%	(3.1)%	2.7%	0.2%	1.4%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$75,337	$22,820	$64,425	$4,579	$167,161	$73,986	$23,547	$62,732	$4,569	$164,834
Less:
Non-cash straight line rent adjustments	948	—	2,605	137	3,690	1,303	—	2,860	137	4,300
Lease value amortization	—	—	1,118	55	1,173	—	—	483	54	537
Non-cash amortization included in property operating expenses (3)	—	—	199	—	199	—	—	197	—	197
Same property cash basis NOI (4)	$74,389	$22,820	$60,503	$4,387	$162,099	$72,683	$23,547	$59,192	$4,378	$159,800
Same property cash basis NOI change	2.3%	(3.1)%	2.2%	0.2%	1.4%

(1)
See above for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP, and for a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(4)	Consists of properties owned continuously since October 1, 2015 and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Year Ended December 31, 2016					For the Year Ended December 31, 2015
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$275,697	$391,822	$372,233	$18,270	$1,058,022	$256,035	$367,874	$356,586	$18,278	$998,773
Property operating expenses	(833)	(293,195)	(105,762)	—	(399,790)	—	(278,242)	(99,337)	—	(377,579)
Property net operating income (NOI)	$274,864	$98,627	$266,471	$18,270	$658,232	$256,035	$89,632	$257,249	$18,278	$621,194
NOI change	7.4%	10.0%	3.6%	—%	6.0%

Property NOI	$274,864	$98,627	$266,471	$18,270	$658,232	$256,035	$89,632	$257,249	$18,278	$621,194
Less:
Non-cash straight line rent adjustments	4,133	—	12,922	549	17,604	4,051	—	13,438	550	18,039
Lease value amortization	—	—	4,720	221	4,941	—	—	3,840	221	4,061
Lease termination fee amortization	—	—	—	—	—	—	—	639	—	639
Non-cash amortization included in property operating expenses (3)	—	—	798	—	798	—	—	402	—	402
Cash Basis NOI	$270,731	$98,627	$248,031	$17,500	$634,889	$251,984	$89,632	$238,930	$17,507	$598,053
Cash Basis NOI change	7.4%	10.0%	3.8%	—%	6.2%

Reconciliation of NOI to Same Property NOI:
Property NOI	$274,864	$98,627	$266,471	$18,270	$658,232	$256,035	$89,632	$257,249	$18,278	$621,194
Less:
NOI not included in same property	41,317	15,557	41,931	—	98,805	25,617	7,536	35,667	—	68,820
Same property NOI (4)	$233,547	$83,070	$224,540	$18,270	$559,427	$230,418	$82,096	$221,582	$18,278	$552,374
Same property NOI change	1.4%	1.2%	1.3%	—%	1.3%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$233,547	$83,070	$224,540	$18,270	$559,427	$230,418	$82,096	$221,582	$18,278	$552,374
Less:
Non-cash straight line rent adjustments	356	—	10,025	549	10,930	913	—	11,039	550	12,502
Lease value amortization	—	—	4,469	221	4,690	—	—	3,647	221	3,868
Non-cash amortization included in property operating expenses (3)	—	—	695	—	695	—	—	348	—	348
Same property cash basis NOI (4)	$233,191	$83,070	$209,351	$17,500	$543,112	$229,505	$82,096	$206,548	$17,507	$535,656
Same property cash basis NOI change	1.6%	1.2%	1.4%	—%	1.4%

(1)
See above for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP, and for a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(4)	Consists of properties owned continuously since January 1, 2015 and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

Balance Sheet:

	December 31, 2016	December 31, 2015
ASSETS
Real estate properties	$7,730,523	$7,456,940
Accumulated depreciation	(1,328,011)	(1,147,540)
	6,402,512	6,309,400

Cash and cash equivalents	31,749	37,656
Restricted cash	3,829	6,155
Acquired real estate leases and other intangible assets, net	514,446	604,286
Other assets, net	275,218	202,593
Total assets	$7,227,754	$7,160,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$327,000	$775,000
Unsecured term loans, net	547,058	546,305
Senior unsecured notes, net	1,722,758	1,478,536
Secured debt and capital leases, net	1,117,649	679,295
Accrued interest	18,471	16,974
Assumed real estate lease obligations, net	106,038	115,363
Other liabilities	189,375	188,857
Total liabilities	4,028,349	3,800,330

Total shareholders’ equity	3,199,405	3,359,760
Total liabilities and shareholders’ equity	$7,227,754	$7,160,090

(END)